                                                                   EXHIBIT 10.15


                         L E A S E   A G R E E M E N T

     THIS LEASE made this 26 day of August, 1988, BETWEEN THE GUEVARA CORPORATION, hereinafter sometimes called "Landlord", and GRIFFITH MICRO SCIENCE, INC., hereinafter sometimes called "Tenant";

                         SECTION I.  DEMISE OF PREMISES

     That Landlord, having full authority to make the agreements hereinafter set forth, for and in consideration of the covenants and agreements hereinafter mentioned, to be kept and performed by both parties hereto, has demised and leased to Tenant, the premises (hereinafter sometimes called the "demised premises") in the County of Dona Ana, and State of New Mexico, and Tenant, having full authority to rent, does hereby rent and lease said premises, known and described as:

            A portion of Section 24, Township 28 South, Range 2 East, New Mexico Principal Meridian, Dona Ana County, New Mexico, containing 5.4181 acres, more or less, all as more particularly described by metes and bounds description attached hereto as Exhibit "A", and made a part hereof for all purposes;

together with all easements, alleys, parking and loading rights, platforms, docks, rights of ingress and egress, machinery, equipment, fixtures and appurtenances now or hereafter belonging or appertaining to said premises; to be occupied for the use of a manufacturing and industrial plant, or for any other lawful purpose.

     The location and dimensions of the demised premises are shown on the plat hereto attached, marked "Exhibit "B", signed by the parties to this Lease and hereby made a part hereof.

     The parties hereto mutually agree as follows:

                SECTION II.  EFFECTIVE DATE, TERM, CONSTRUCTION

     2.01. Effective Date. The term of this Lease shall be ten (10) years, commencing on the day that the Tenant initiates operation of the facility, but in no event later than April 1, 1989, and ending on the 31st day of March, 1999.

     2.02. Rent. Tenant, in consideration of said demise, does covenant and agree with Landlord to pay as rent for said demised premises the sum of Eighteen Thousand Nine Hundred Twenty-Five and No/100ths DOLLARS ($18,925.00), in advance upon the first day of each and every month of the term hereof, subject to adjustments as hereinafter set out. The rentals in this Lease provided for shall be paid or mailed to: The Guevara Corporation, 745 Via Mirada, El Paso, Texas, 79922, or to such other payee or address as Landlord shall designate, in writing, to Tenant.

     2.03. Construction of Premises. Landlord agrees, at Landlord's expense, to commence by October 1, 1988, and prosecute with diligence the erection upon the demised premises of a building and other improvements, all in accordance with plans and specifications therefor (hereinafter referred to as "Plans") which will be prepared at Landlord's expenses, under the supervision of Landlord's architect. Such "Plans" shall be subject to the approval of both Landlord and Tenant and, when approved, shall be signed by Landlord and Tenant and made a part hereof by express reference thereto. At such time as said "Plans" are approved by both parties hereto, Landlord shall furnish Tenant five
(5) complete sets thereof. The Tenant's approval of any "Plans" shall not relieve Landlord of Landlord's obligations under this Lease or be construed as an assumption by Tenant of such obligations. At any time or times prior to the completion of said improvements, Tenant shall have the right to make minor changes in said "Plans" by giving Landlord written notice, signed by Tenant's Real Estate Manager, or his nominee, of the changes desired by Tenant, provided such changes do not unduly delay the making of said improvements or do not increase their cost. Similarly, at any time or times prior to the completion of said improvements, Tenant shall have the right to make such reasonable changes in said "Plans" and "construction" by giving Landlord written notice, signed by Tenant's Real Estate Manager, or his nominee, of the changes desired by Tenant, provided that Tenant shall bear the cost and expense in making such changes and provided further that Landlord shall have the right to reasonably extend the effective date of the Lease. Within thirty (30) days after the commencement of the term hereof, Landlord shall furnish Tenant two (2) complete sets of "Plans" showing the building and all improvements "as built" on the demised premises, which sets shall be signed by Landlord and Tenant and made a part hereof in lieu of the "Plans" hereinabove provided to be signed and made a part hereof prior to the commencement of construction of said improvements.

     2.04. Commencement Date. Landlord agrees to commence construction within ten (10) days of the date that (1) the Lease has been executed, (2) the plans and specifications have been signed by the parties hereto, (3) all permits and approvals necessary to approve the site for Tenant's intended use and for the contemplated construction have been secured, and (4) the land which shall be demised to Tenant has been acquired by Landlord. In the event the construction of said building and improvements has not been commenced, through no fault of Tenant, by the above mentioned date (October 1, 1988), then Tenant shall have the right at any time within sixty (60) days after said date to cancel this Lease, together with all of Tenant's obligations hereunder, by giving Landlord written notice of such cancellation. In the event that commencement of construction has been delayed because of actions or fault of Tenant, then the above referenced date shall be extended by the number of days delay that are caused by the action of Tenant.

     2.05. Failure to Complete. In the event the erection of said building and improvements has not been completed and the premises delivered to Tenant, as herein provided on or before April 1, 1989, (date of delivery), through no fault of Tenant, then Tenant shall have the right, at any time after said date, until said building and improvements shall have been completed and the premises so delivered to Tenant, to cancel this Lease, together with all of Tenant's obligations hereunder, by giving Landlord written notice of such cancellation. Provided, however, Landlord's failure to deliver the premises by April 1, 1989 is caused by actions or fault of Tenant, the date of delivery shall be extended by the number of days delay that was caused by the actions or fault of the Tenant.

     2.06. Construction; Force Majeure. However, in the event Landlord's failure to complete the erection of said building and improvements on or before April 1, 1989, all as hereinabove provided in Paragraph 2.05, shall be on account of delay occasioned by acts of God, accidents, strikes, floods, inclement weather, fire or other casualty, or unavailability of labor or necessary materials, said date or dates shall be extended by the period of such delay.

     2.07. Tenant's Right to Complete Construction. In the event said building and improvements have not been completed, all as herein provided, and possession delivered to Tenant on or before the date stipulated in Paragraph
2.05 or its extension in Paragraph 2.06 hereof, as the case may be, then Tenant shall have the right, upon fifteen (15) days' written notice to Landlord, to elect to take possession of the demised premises (without affecting the date of the commencement of the term as specified in Paragraph 2.01 hereof), complete the building and improvements in accordance with the "Plans", and recover Tenant's cost and expense incurred thereby in the manner hereinafter provided.

     2.08. Settlement of Disputes. In the event of any labor dispute in connection with the erection of said building and/or improvements, Landlord agrees to promptly adjust and settle the same in order to avoid unfavorable publicity and unnecessary delay, in a manner mutually satisfactory to the parties hereto. Landlord agrees that Landlord will, at its own expense, obtain and maintain in companies and agencies approved by Tenant, public liability and workmen's compensation insurance containing provisions and being in amounts satisfactory to Tenant and adequate to fully protect Tenant as well as Landlord from and against any and all liability for death or injury to person or damage to property caused in or about or by reason of the erection of said building and improvements. Landlord covenants that it shall cause Tenant to be named as an additional insured in any of such policies of insurance. To the extent possible, the additional insured shall read "Griffith Laboratories, Inc., its affiliates and subsidiaries".

     2.09. Compliance With Law. In the erection of said building and the making of said improvements, Landlord shall conform to and comply with all federal, state and local laws, ordinances, permits, rules and regulations applicable to the demised premises.

     2.10. Tenant's Right to Access. Landlord will permit Tenant, at Tenant's option and without charge, to have access to said building during the progress of construction, and before the commencement of the term hereof, for the purpose of installing fixtures and equipment, storing, removing, and shipping merchandise, supplies and equipment and otherwise making the premises ready for Tenant's operations, but in so doing, Tenant shall not unreasonably interfere with the completion of said building or improvements by Landlord. (It is contemplated that Tenant shall have the right, after January 1, 1989, to commence the installation of its fixtures and equipment.) During such times as Tenant is so engaged, Landlord shall not be liable for any injury to person, or damage to property, of Tenant's employees, licensees, or invitees from any cause whatsoever, occurring upon the demised premises, unless such injury or damage be caused by negligence of Landlord, or of Landlord's employees, agents, servants or contractors.

     2.11. Delivery of Possession. Landlord covenants that Landlord will, on or before the beginning of the term hereof, deliver possession of the demised premises to Tenant in good condition and repair, ready for said occupancy, free and clear of tenancies and occupancies, with all the improvements, additions, alterations and repairs in this Lease provided to be made by Landlord fully completed; and that in addition to making the improvements, additions, alterations and repairs, if any, herein specifically provided for, Landlord will, at its own expense, make such further additions, alterations and repairs as may be necessary to make said demised premises and all fixtures, equipment and appurtenances belonging to, in or about said demised premises (not including, however, the fixtures, equipment and appurtenances of Tenant) comply at the beginning and during the term hereof with the laws of said state, ordinances of said city, and regulations applicable to said demised premises and the uses thereof as aforesaid.

     2.12. Delivery of Good Title. Landlord represents and warrants that Landlord owns good title to the demised premises and all machinery, equipment and fixtures, located therein (except the machinery, equipment and fixtures belonging to Tenant) and that the same are now, and will be at the beginning and during the term hereof, free and clear of all liens and encumbrances, except the liens of current taxes not yet due or payable, and of any lien or liens securing loan or loans now existing or hereafter placed thereon by Landlord.

                     SECTION III.  ADJUSTMENTS TO THE RENT

     It is agreed that on the third, sixth and ninth anniversary of the initial term, the monthly rent shall be adjusted upwards according to the Consumer Price Index, all as more particularly set out in the formula in Section 22.12. It is agreed and understood that in no event shall any increase be greater than six percent (6%) for the preceding adjustment period.

                          SECTION IV.  QUIET ENJOYMENT

     Subject to the provisions of Section XVII, Landlord covenants and agrees that upon Tenant paying rent and performing all of the covenants and conditions herein set forth, Tenant shall and may peaceably and quietly have, hold and enjoy the premises hereby demised, for the term herein provided.

     In the event the demised premises have not been delivered to Tenant at the beginning of the term of this Lease, all as herein provided, then the covenants and obligations of Tenant herein contained, including the covenants to pay rent, shall abate until said premises are so delivered to Tenant.

                               SECTION V.  OPTION

     Provided Tenant is not in default hereunder, Tenant shall have four (4) options to renew and/or extend the term of this Lease for five (5) years each after the termination date of the initial term and the extended term, upon the same terms and conditions as are provided herein, except that the monthly rent payable by Tenant to Landlord during such renewal term shall be adjusted upwards annually according to the Cost of Living Index, all as is more particularly set out in the formula set out in Section 22.12. Said adjustment shall be on the anniversary date of this Lease. Tenant shall, at least six (6) months prior to the maturity date of this Lease or any extended term hereof, give to Landlord written notice of its intention to exercise such option to extend this Lease.

                      SECTION VI.  REPAIRS AND MAINTENANCE

     6.01. Landlord's Obligation. Once the Tenant occupies the Premises, subject only to the "punch list", with the exception of the roof as set out below, Landlord shall have no obligation whatsoever for repairs, maintenance or replacement, as this Lease is intended to be an absolutely net lease.

     6.02. Landlord's Obligation. Landlord agrees that during the primary term of this Lease (but not any extension thereafter), it shall repair and keep the roof of the demised premises in good order, condition and repair, except that Landlord shall not be required to make any such repairs which become necessary or desirable by reason of the act or negligence of Tenant, its agents, officers or employees. Tenant shall notify Landlord in writing immediately upon discovery by it of any condition with respect to which Landlord is obligated to repair. It is agreed that should Tenant exercise any option to extend this Lease, it shall become responsible for the roof so that the Lease shall thereafter become an absolute "net lease".

     6.03. Tenant's Obligation. With the exception of Landlord's obligation to maintain the roof during the primary term of this Lease, Tenant shall at all times keep the Premises in good order, condition and repair, making replacements thereof as may be necessary. All repairs, restorations and replacements shall be of quality and class equal to the present installations and shall be done in a good and workmanlike manner.

     6.04. Landlord's Right to Make Repairs. Should Landlord be required to make any repairs occasioned by Tenant's negligence or negligence on the part of Tenant's officers, agents or employees or should Tenant neglect or refuse to make repairs in accordance with Section 6.03 hereof, upon ten (10) days written notice, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion of such repairs, Tenant shall pay to Landlord, Landlord's cost for the making of such repairs plus fifteen percent (15%) thereof for overhead, upon presentation of bills therefor, as additional rent. The receipted bills of mechanics or contractors employed by Landlord showing the payment by Landlord for the making of such repairs shall be prima facie evidence of the reasonableness of such charges and that the same has been paid by Landlord.

     6.05. Right of Access to Premises. Landlord or its agents shall have the right to enter into the Premises at all reasonable hours and upon reasonable notice to Tenant for the purpose of inspecting the same or for the purpose of exhibiting the same to prospective tenants, purchasers or others. The exercise of this right to enter the Premises shall not be deemed an eviction or disturbance of Tenant's use of possession. Tenant will allow to have placed "To Rent" and "For Sale" signs upon said premises within sixty (60) days prior to the expiration of this Lease, and will not interfere with the same.

     6.06. Surrender of the Premises. Upon the expiration of this Lease, Tenant shall surrender the Premises in the same condition as it was in upon delivery or possession thereof to Tenant, reasonable wear and tear and unavoidable casualty excepted, and shall surrender all keys to the Premises to Landlord at the place then fixed for the payment of rent.

                           SECTION VII.  ALTERATIONS

     Tenant shall have the right to make such alterations and improvements and to install such electric, store and other fixtures and equipment, in or about the demised premises, and to post or attach such signs on the interior and exterior of said premises, or in the vicinity thereof, as Tenant may deem desirable (provided, however, that Tenant shall not make any major alterations affecting the structure of said building without the prior written consent of Landlord). All signs and all electric, store and other fixtures and equipment, which may be installed, placed or attached in or about the demised premises by Tenant or any assignee or subtenant of Tenant shall always remain the property of Tenant or of the assignee or subtenant of Tenant so installing, placing or attaching the same, and upon the termination by expiration of time or otherwise of this Lease, or of any renewal thereof, or at any prior time or times, Tenant or such assignee or subtenant of Tenant will, if it desires to do so, be permitted to remove all or any of said signs, fixtures and equipment so installed, placed or attached; provided, however, that any damage caused to the demised premises by reason of such removal will be repaired by Tenant or its assignee or subtenant so removing the same.

                            SECTION VIII.  UTILITIES

     Tenant hereby agrees to pay, in addition to the rents above specified, for all electricity, gas and water used by it upon the demised premises.

                               SECTION IX.  TAXES

     In addition to the foregoing sums, Tenant shall, as further consideration for this Lease, pay and discharge all taxes (including, without limitation, all real estate, gross receipts and sales taxes), general and special assessments, and other charges of every description which during the term of this Lease may be levied on or assessed against the demised premises and all interest thereon and all improvements and other property thereon, whether belonging to Landlord or to Tenant, or to which either of them may become liable in relation thereto. Nothing herein shall be construed to obligate the Tenant to pay any income tax as defined by the Internal Revenue Code.

     Tenant agrees to and shall protect and hold harmless Landlord and the demised premises from liability for any and all such taxes, assessments and charges, together with any interest, penalties or other sums thereby imposed, and from any sale or other proceedings to enforce payment thereof.

     During the term hereof, Tenant shall cause all taxes, assessments and other charges levied on or imposed on any of its personal property situated in, on or about the demised premises to be levied on or assessed separately from the demised premises and not as a lien thereon.

     All such taxes and assessments for the first and last years of this Lease shall be prorated between Landlord and Tenant.

     Tenant agrees to and shall pay all such foregoing taxes, assessments and charges not less than twenty (20) days prior to the date of delinquency thereof and give written notice of each such payment to Landlord within three (3) days after such payment is made.

     If Tenant fails to pay such taxes, assessments or charges, or fails to give written notice of any payment thereof as herein provided at least twenty
(20) days prior to the time the same becomes delinquent, Landlord may, at its option, at any time within or after such twenty (20) day period, pay such taxes, assessments or charges, together with all penalties and interest which may have been added thereto because of Tenant's delinquency or default, and may likewise redeem the demised premises, or any part thereof, or the buildings or improvements situated thereon, from any tax sale or sales. Any such amounts so paid by Landlord shall become immediately due and payable as rent by Tenant to Landlord, together with interest thereon at the rate of eighteen percent (18%) per annum from the date of payment by Landlord until paid by Tenant. Any such payment by Landlord shall not be deemed to be a waiver of any other rights which Landlord may have under the provisions of this Lease or as provided by law.

     Tenant shall pay, prior to delinquency, all property taxes and assessments on the furniture, fixtures, equipment and other property of Tenant at any time situated on or installed in the demised premises. Nothing herein shall, however, prejudice the right of Tenant to contest or challenge as to the size or propriety of amounts assessed.

                             SECTION X.  INSURANCE

     10.01. Tenant's Obligation. Tenant agrees that, at its own cost and expense, it shall procure and continue in force throughout the term of this Lease for the benefit of Landlord, Tenant and any mortgagee, general liability insurance against any and all claims for injuries to persons or damage to property occurring in, upon or about the demised premises, such insurance at all times to be in an amount not less than One Million Dollars ($1,000,000.00) for bodily injury or death arising out of any one occurrence and One Million Dollars ($1,000,000.00) for property damage arising out of any one occurrence. In this regard, Tenant shall name Landlord in its comprehensive general liability insurance coverage which it procures for all of its operations. Provided, however, that in the event the limits of such insurance are increased, Landlord shall be included in any such increased coverage.

     10.02. Indemnification of Landlord. Tenant hereby indemnifies and agrees to hold Landlord harmless from any and all claims, actions, demands, liability and expense in connection with loss of life, personal injury and/or damaged property, and from any penalty or damage or charges imposed for any violation of any laws or ordinances, arising from or out of any occurrence in, upon or at the demised premises, or from or out of the use or occupancy by Tenant, or any agent or concessionaire of Tenant, of the demised premises or any part thereof, or from or out of any breach of this Lease by, or any act or omission of Tenant, its agents, contractors, employees, servants, sublessees or concessionaires. Provided further that the indemnity given herein shall not apply to any claims actions, demands, liability and expenses which were caused by the affirmative negligence of Landlord. In the event Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and pay all costs and expenses incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs and expenses that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease. Costs and expenses shall, in all cases, include reasonable attorney's fees and other reasonable expenses incurred by Landlord in enforcing any of the provisions of this Lease or in defending itself against any claim arising hereunder.

     10.03. Landlord's Nonliability. Neither Landlord nor Landlord's agents or servants shall be liable, and Tenant waives all claims, for damage to persons or property sustained by Tenant or any occupant of the demised premises or any part thereof or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the demised premises or resulting directly or indirectly from any act or neglect of any tenant or occupant or of any other person, including Landlord's agents and servants.

     10.04. Property Insurance. Tenant shall, at its own expense, during the term of this Lease, keep all buildings and structures on said premises insured for the replacement cost, against loss or damage by fire, with extended coverage, if obtainable, to include direct loss by windstorm, hail, explosion, riot, or riot attending a strike, civil commotion, aircraft, vehicles, and smoke in the aggregate amounts of not less than the full fair insurable value thereof. Tenant shall be deemed to have complied with this condition by providing a policy of eighty percent (80%) co-insurance in the amount set out above, if and when available. Such policy or policies of insurance shall name Landlord as an additional insured as its interest may appear and shall provide that any loss shall be payable jointly to Landlord and Tenant pending election on repair under Sections XIII and XIV and subject to the rights of any mortgagee holding liens on the demised premises, which sum Landlord shall use for repair and restoration purposes. In addition to same, Tenant shall carry business interruption insurance equal to the amount of time needed to repair or restore the demised premises.

     10.05. Policy Requirements. All such policies of insurance shall be written by insurance companies authorized to do business in the State of New Mexico and shall be written in companies approved by Landlord, such approval not to be unreasonably withheld. Certificates of insurance shall be delivered to Landlord at least fifteen (15) days prior to the date Tenant takes possession of the premises. Each such certificate shall contain (i) a statement of the coverage provided by the policy; (ii) a statement of the period during which the policy is in effect; and (iii) an agreement by the insurance company issuing such policy that the policy will not be canceled or reduced by the insurance company in any amount for any reason whatsoever without at least ten (10) days prior written notice to Landlord.

     10.06. Landlord's Right to Acquire Insurance. If Tenant does not maintain such insurance in full force and effect, Landlord may notify Tenant of such failure, and if Tenant does not deliver to Landlord within ten (10) days after such notice certification showing all such insurance to be in full force and effect, Landlord may, at its option, take out the necessary insurance to comply with the provisions hereof and pay the premiums on the items specified in such notice, and Tenant covenants thereupon on demand to reimburse and pay Landlord any amount so paid or expended in the payment of the insurance premiums required hereby and specified in the notice, with interest thereon at the rate of eighteen percent (18%) per annum from the date of such payment by Landlord until repaid by Tenant.

     10.07. Waiver of Subrogation. Except as herein provided to the contrary, Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releaser's policy shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policy or prejudice the right of the releaser to cover thereunder.

               SECTION XI.  COMPLIANCE WITH LAWS AND REGULATIONS

     Tenant shall not use or occupy or permit the demised premises to be used or occupied, nor do or permit anything to be done in or on the demised premises, in whole or in part, in a manner which would in any way violate any certificate of occupancy affecting the demised premises, or make void or voidable any insurance then in force with respect thereto, or which may make it impossible to obtain fire or other insurance thereon required to be furnished by Tenant hereunder, or as will cause or be apt to cause, structural injury to the buildings or any part thereof, or as will constitute a public or private nuisance.

     During the term of this Lease, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations, and requirements of all federal, state, and municipal governments, courts, departments, commissions, boards, and officers, any national or local board of fire underwriters, or any other body exercising functions similar to those of any of the foregoing, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the demised premises or any part thereof and the sidewalks, curbs, streets, and roads adjoining the demised premises or to the use or manner of use of the demised premises or the owners, tenants, or occupants thereof, even though such law, ordinance, rule, order, regulation, or requirement shall necessitate structural changes, repairs or improvements, or the use or application of portions of the demised premises for compliance therewith, or the removal of any encroachments or projections, ornamental, structural or otherwise, unto or over the streets adjacent to the demised premises, on, onto, or over other property contiguous or adjacent thereto, and even though compliance with the provisions of this section may interfere with the use and enjoyment of the demised premises.

     Except as otherwise set forth herein, Tenant shall indemnify Landlord of and from all fines, penalties, claims for damages of every kind and nature arising out of Tenant's failure to comply with any such law, ordinance, order, rule, regulation, or requirement, the intention of the parties being with respect thereto that Tenant, during the term of this Lease, shall discharge and perform all the obligation of Landlord with respect to the demised premises, as well as all the obligations of Tenant, arising as aforesaid, and indemnify Landlord therefrom, so that at all times the rental of the demised premises shall be net to Landlord without deduction or expenses on account of any such law, ordinance, rule, order, regulation, or requirement, whatever it may be.

                         SECTION XII.  PARTIAL CASUALTY

     In the event the demised premises are hereafter partially damaged or destroyed or rendered partially unfit for their accustomed uses by fire or explosion (except where caused by Tenant's negligence), or tornado, earthquake or any casualty, then Landlord shall, at its own expense, promptly repair said premises and restore the same to substantially the condition in which they were immediately prior to the happening of such casualty, and from the date of such casualty until said premises are so repaired and restored, rent shall abate in such proportion as the part of said premises thus destroyed or rendered unfit for such uses bears to the total premises herein demised.

                         SECTION XIII.  TOTAL CASUALTY

     In the event the demised premises are hereafter destroyed or rendered unfit for their accustomed uses by fire or explosion (except where caused by Tenant's negligence), or tornado, earthquake, or any casualty, to the extent of more than eighty percent (80%) (based on the cost to replace the premises damaged or destroyed as compared with the market value of the improvements on the demised premises immediately prior to such fire or other casualty, as shown by the certificate of a reputable building contractor, satisfactory to both Landlord and Tenant, or if no satisfactory building contractor be agreed upon then a certificate of an architect who is a member of the local society of the American Institute of Architects), and the insurance proceeds are insufficient to replace the building or unavailable for a period of sixty (60) days or longer, then Landlord shall have the right to terminate this Lease effective as of the date of such casualty, by giving to the Tenant, within ninety (90) days after the happening of such casualty, written notice of such termination; if said notice be given within said ninety (90) day period, this Lease shall terminate, as aforesaid, rent shall abate from the happening of such casualty, and Landlord shall promptly repay to Tenant any rent theretofore paid in advance which has not been earned at the date of such casualty. In the event said notice be not given within said ninety (90) day period, this Lease shall not terminate, but Landlord shall, at its own expense, promptly repair and rebuild said premises and restore the same to substantially the condition in which they were immediately prior to the happening of such casualty, and rent shall abate from the date of such casualty until said premises are so repaired, rebuilt and restored. Nothing herein shall, however, affect any rent received by virtue of carrying business interruption insurance. Notwithstanding the foregoing, should such damage occur within the last twenty-four (24) months of the term of this Lease or should more than fifty percent (50%) of the total ground floor area of the demised premises be damaged or destroyed by fire or other casualty, Landlord may terminate this Lease by giving Tenant thirty (30) days written notice of its election to do so, but such notice must be given within sixty (60) days following the date of the casualty. Provided, however, Tenant shall have the right to exercise any option to renew the Lease. In such event Landlord's right to terminate shall become null and void. In the event of such termination, rent and other charges under this Lease shall be prorated as to the date of such casualty loss.

         SECTION XIV.  LANDLORD'S FAILURE TO REBUILD - TENANT'S RIGHTS

     If Landlord fails to promptly repair, rebuild or restore the demised premises, as herein provided in either Section XII or Section XIII, then Tenant shall have the right to terminate this Lease by giving Landlord thirty (30) days' written notice of such termination; or Tenant, at its sole option, after written notice to Landlord, may repair, rebuild or restore said premises, and if it does so, it shall have the right to collect directly from the insurance companies and use for that purpose all or so much as may be necessary of the insurance on the demised premises payable by reason of such damage or destruction.

     Notwithstanding any other provision in this Lease to the contrary, Landlord shall not be liable to Tenant for any damage to the property of Tenant or of others located on or in the demised premises, nor for the loss or damage to any property of Tenant or others by theft or otherwise. Excepting only those obligations expressly assumed by Landlord in this Lease, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, gas, electricity, plumbing, heating or air conditioning, water, rain, snow, leaks from any part of the demised premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface of any other place or by dampness, or by any other cause of whatsoever nature. Landlord shall not be liable for any latent defect in the demised premises or in the building of which they form a part. All property of Tenant kept or stored on the demised premises shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier, unless such damage shall be caused by a willful act or gross negligence of Landlord.

                   SECTION XV.  SUBORDINATION AND ATTORNMENT

     15.01. Subordination. All of the rights of Tenant hereunder are and shall be subject and subordinate to the lien of any mortgage or mortgages now or hereafter placed on the premises or any part thereof and to any and all renewals, modifications, consolidations, replacements and extensions or substitutions of any such mortgage or mortgages; provided, however, in negotiating any new mortgage, Landlord shall obtain a provision to the effect that so long as Tenant is not in default under this Lease, no foreclosure of the lien of said mortgage or any other proceeding in respect thereof shall divest, impair, modify, abrogate, or otherwise adversely affect any interest or rights whatsoever of Tenant under this Lease. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant agrees to promptly execute and deliver any instrument that the holder of any such mortgage may request to evidence such subordination, and Tenant irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request. Tenant further agrees to provide at least annually to Landlord and mortgagee an annual financial statement and statement of profit and loss. Provided, however, that such parties agree to execute the usual agreement of non-disclosure reasonably required by Tenant.

     15.02. Attornment. If the interest of Landlord under this Lease shall be transferred by reason of foreclosure or other proceeding for enforcement of the mortgage(s), Tenant shall be bound to the purchaser under all the terms, covenants and conditions of this Lease for the balance of the term thereof, with the same force and effect as if the purchaser were Landlord under this Lease, and Tenant does hereby attorn to the purchaser, including any mortgagee if it be the purchaser, as its Landlord, said attornment to be effective and self-operative without the execution of any further instrument upon purchaser's succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and purchaser upon such attornment, to the extent of the then remaining balance of the term of this Lease and any such extensions and renewals, shall be and are the same as now set forth herein.

                          SECTION XVI.  EMINENT DOMAIN

     16.01. Condemnation Award. In the event the demised premises, or any part thereof, or if any part of the land described in Exhibit "A", shall be taken or damaged by eminent domain or similar proceedings, the entire condemnation award or awards shall belong to Landlord, except that Tenant shall be entitled to the portion of any award, if any, allocated to the taking of or damage to Tenant's alterations, improvements, fixtures and equipment. Tenant shall not have any claim for the value of its unexpired lease. Tenant hereby expressly waives any claim to any part of the condemnation award except as provided herein.

     16.02. Right to Terminate. In the event more than ten percent (10%) of the ground floor area in the demised premises shall be so taken or condemned, then either Tenant or Landlord shall have the option of terminating this Lease upon giving the other party written notice of such election within thirty (30) days after possession of the part condemned has been taken by authorities exercising jurisdiction, whereupon the term of this Lease shall be terminated as of the date on which possession is so taken. Likewise, if after such taking the parking area in the demised premises is less than what is sufficient for parking for the demised premises, then either tenant or Landlord shall have the option of terminating this Lease as above provided. If no election to terminate is made, Landlord, at its own expense, shall repair and restore the demised premises or the leasable ground floor area of the demised premises not affected by the taking and the rent shall be proportionately reduced in the same proportion that the square footage in the demised premises after such taking bears to the square footage in the demised premises prior to the taking. Any taking or condemnation of the demised premises which does not diminish the area of leased (constructed improvements) premises shall not result in any reduction or diminution of the rental payable hereunder unless the Lease is terminated as provided above.

                             SECTION XVII.  DEFAULT

     17.01. Events of Default. It shall be an event of default by Tenant hereunder if (a) Tenant shall fail to pay rent or other sums agreed to be paid by Tenant to Landlord as herein required; or (b) Tenant shall fail to observe or perform any of its obligations hereunder; or (c) at any time during the term of this Lease or any extensions of the term of this Lease (i) the occupant of the demised premises, whether it be Tenant, Tenant's assignee or subtenant of the whole premises or any guarantor of this Lease, shall file in any court a petition in bankruptcy or insolvency or for reorganization or for arrangement within the meaning of Chapter XI of said Bankruptcy Act (or for reorganization or arrangement under any future bankruptcy act for the same or similar relief), or for the appointment of a receiver or trustee of all or a portion of such occupant's or guarantor's property, or (ii) an involuntary petition of the kind referred to in the preceding subdivision (i) of this subsection shall be filed against such occupant or guarantor, and such petition shall not be vacated or withdrawn within sixty (60) days after the date of filing thereof, or (iii) if the occupant or guarantor shall make an assignment for the benefit of creditors, or (iv) if such occupant or guarantor shall be adjudicated a bankrupt, or (v) a receiver shall be appointed for the property of such occupant or guarantor by order of a court of competent jurisdiction (except where such receiver shall be appointed in an involuntary proceeding, if he shall be withdrawn within sixty (60) days from the date of his appointment).

     17.02. Landlord's Remedies. Upon the occurrence of an event of default enumerated in subsection (a) or (b) of Section 17.01 above, should such default remain uncured after thirty (30) days written notice of default, or ten (10) days in the case of nonpayment of rent or any other sums due hereunder, Landlord may at once thereafter or at any time subsequent during the existence of such breach or default, enter into and upon the demised premises or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be removed and stored at the cost and for the account of Landlord), using such force as may be reasonably necessary, and either (i) terminate this Lease, holding Tenant liable for damages for its breach, or (ii) without terminating this Lease, relet the demised premises or any part thereof upon such terms and conditions as appear advisable to Landlord. If Landlord shall proceed in accordance with the last mentioned alternative (ii), should the net amount received from reletting the premises during any month or part thereof be less than the rent due and owing from Tenant during such month or part thereof under the terms of this Lease, Tenant shall pay such deficiency immediately upon calculation thereof and demand therefor by Landlord. Upon the occurrence of an event of default enumerated in subsection (c) of Section 17.01 above, Landlord may, if Landlord so elects, at anytime thereafter terminate this Lease and the term hereof by notice in writing to Tenant and occupant of Landlord's intention so to do, and this Lease and the term hereof shall expire and come to an end on the date fixed in such notice as if said date were the date originally fixed in this Lease for the expiration hereof.

     Notwithstanding the foregoing, any event of default enumerated in Section 17.01(b), the curing of which shall actually require more than thirty (30) days because of any cause beyond Tenant's control, shall be deemed cured by Tenant if Tenant shall have commenced to cure said default within the thirty (30) day period and shall thereafter have successfully prosecuted the curation of said default with due diligence.

     17.03. Landlord's Right to Cure. If Tenant shall be in default in the performance of the covenants herein contained, Landlord shall have the right to make any payment or perform any act required of Tenant under any provision of this Lease, and, in exercising such rights, to incur necessary and incidental costs and expenses, including attorney's fees. All payments made and all costs and expenses incurred by Landlord in connection with any exercise of such right, together with interest thereon at the highest rate permissible by law from the respective dates of the making of such payments or the incurring of such costs and expenses, shall be reimbursed by Tenant immediately upon demand. Notwithstanding the foregoing, nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant.

     17.04. Contractual Lien. It is expressly agreed that in the event of default by Tenant hereunder, Landlord shall have a lien upon all goods, chattels or personal property of any description belonging to Tenant which are placed in, or become a part of, the demised premises, as security for rent and other sums due and to become due for the remainder of the lease term, which lien shall not be in lieu of or in any way affect the statutory landlord's lien given by law, but shall be cumulative thereto; and Tenant hereby grants to Landlord a security interest in all such personal property placed in said demised premises for such purposes. This shall not prevent the sale by Tenant of any merchandise in the ordinary course of business free of such lien to Landlord. In the event Landlord exercises the option to terminate the leasehold, reenter and relet the premises as provided in Section 17.01, then Landlord may sell the same at public or private sale without notice to Tenant, for cash or on credit, or for such prices and terms as Landlord deems best, with or without having the property present at such sale. The proceeds of such sale shall be applied first to the necessary and proper expenses of removing, storing and selling such property then to the payment of any rent due or to become due under this Lease with the balance, if any, to be paid to Tenant.

     17.05 Remedies Cumulative. All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law. Likewise, the exercise by Landlord of any remedy provided for herein or allowed by law shall not be to the exclusion of any other remedy.

                     SECTION XVIII.  ASSIGNMENT; SUBLETTING

     18.01. Tenant shall not, during the term of this Lease, directly or indirectly assign, transfer, pledge, sell, or otherwise encumber all or any part of the premises leased or Tenant's leasehold estate hereunder, or sublet the demised premises or any portion thereof or permit anyone other than Tenant to occupy such presses without the Landlord's prior written consent. Tenant may, with the written consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease in whole or in part to any affiliated entity of Tenant.

     18.02. In the event Tenant desires to assign, transfer, encumber, sublease, or permit anyone other than Tenant to occupy the demised premises, it must first given written notice to Landlord of its desire to do so. The written notice must contain the following: name of proposed assignee, transferee, subtenant, or occupant; nature of proposed assignee's, transferee's, subtenant's, or occupant's business or undertaking to be carried on in the demised premises; financial information and credit history of the proposed assignee, transferee, subtenant, or occupant; and the terms and conditions of the proposed assignment, transfer, sublease, or occupancy. A copy of the proposed agreement concerning the assignment, transfer, sublease, or occupancy must be attached.

     18.03. The Landlord shall have a period of thirty (30) days from receipt of Tenant's notice within which to decide on such assignment, transfer, sublease or occupancy. Landlord's consent shall not be unreasonably withheld, provided that the assignee, transferee, subtenant, or occupant appears to be financially responsible and the purpose for which the premises are to be used shall not be materially different from that provided for in the original contract of lease. The consent by the Landlord to an assignment, transfer, sublease, or occupancy by the persons specified in the Tenant's notice shall not relieve Tenant from obtaining the Landlord's written consent to an assignment, transfer, sublease or occupancy by any other person not named in such notice. Consent by the Landlord to any assignment, transfer, sublease, or occupancy by another person shall not relieve the Tenant of any of its obligations under this Lease.

     18.04. Any assignment, transfer, sublease or occupancy by a person other than the Tenant in violation of the term of this Lease shall be void from the beginning, and, at Landlord's option, may be treated as a material default by the Tenant, entitling the Landlord to terminate the Lease and/or to pursue any other legal remedies. Acceptance by the Landlord of rent from the assignee, transferee, subtenant, or occupant shall not be deemed to constitute consent by the Landlord to the assignment, transfer, sublease, or occupancy by another nor as a waiver of Landlord's rights to terminate the Lease and/or pursue its other legal remedies.

     18.05 The assignee, transferee, subtenant or other person permitted by the Tenant to occupy the demised premises shall assume all the obligations of the Tenant under this Lease, and shall be liable jointly and severally with the Tenant for the payment of rent and the performance of the terms and conditions of this Lease.

     18.06 The Tenant shall deliver to the Landlord a copy of the assignment, transfer, agreement, sublease, or other instrument permitting another person to occupy the demised premises. The instrument must be in a form recordable in the appropriate registry of property, and contain an agreement whereby the assignee, transferee, subtenant, or occupant assumes the rights and obligations of the Tenant to the demised premises, in such form as shall be acceptable by Landlord. No such assignment, transfer, sublease, or occupancy shall be valid as against Landlord until the relevant document is registered in the registry of property. The failure or refusal of the assignee, transferee, subtenant, or person permitted to occupy the demised premises to execute such instrument of assumption shall not release or discharge it from liability as set forth in this agreement.

     18.07. If the Tenant is a corporation, the transfer of a majority of the voting stock, whether by sale, consolidation, merger, reorganization, or any other cause, or if the Tenant is a partnership, the sale or transfer of a majority of the partnership interest, shall be deemed an assignment for purposes of this Lease.

     18.08. Landlord's Right to Assign. Landlord may (a) assign, in whole or in part, Landlord's interest in this Lease; and (b) sell all or part of the demised premises.

                             SECTION XIX.  NOTICES

     19.01. Notice of Landlord's Default. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in default under any provision of this Lease unless written notice specifying such default is mailed to Landlord and to all mortgagees and/or trust deed holders of which Tenant has, prior to such notice, been notified in writing. Tenant agrees that any such mortgagee or trust deed holder shall have the right to cure such default on behalf of Landlord within thirty (30) days after receipt of such notice. Tenant further agrees not to invoke any remedy for such default until said thirty (30) day period has elapsed or during any period in which such mortgagee or trust deed holder is proceeding to cure such default with due diligence, or is taking steps with due diligence to obtain legal title to the demised premises and to cure the default.

     19.02. Notices. All notices provided to be given under this Agreement shall be given by certified mail or registered mail, postage prepaid, addressed to the proper party, at the following addresses:

            Landlord:   The Guevara Corporation
                        c/o Andrew R. Guevara
                        745 Via Mirada
                        El Paso, Texas 79922


            Tenant:     Griffith Micro Science, Inc.
                        7775 Quincy Street
                        Willowbrook, Illinois 60521

     The address of either party hereinabove set forth may be changed from time to time by giving written notice to that effect.

     19.03 Payments. All payments required to be made hereunder shall be made at the appropriate address hereinabove or to such other address as either of the parties may from time to time specify.

             SECTION XX.  SURRENDER UPON TERMINATION; HOLDING OVER

     20.01. Surrender. Upon the expiration or sooner termination of this Lease, Tenant, at its sole expense, shall remove from the premises all merchandise, furniture, furnishings, equipment and other personal property belonging to it not affixed or attached to any part of the premises and shall quietly and peaceably surrender possession of the premises in good order and repair and in a clean and sanitary condition, reasonable wear and tear and damage by fire, other casualty or the elements excepted. Tenant shall, at its expense, repair any damage to the premises caused by such removal.

     20.02. Holding Over. There shall not be any holding over by Tenant or any assignee or subtenant beyond the expiration or sooner termination of the term of this Lease; if, nevertheless, there be a holding over by Tenant or any assignee or sub-tenant, such shall give rise to a month-to-month tenancy upon the same terms and conditions as herein provided with rent for the period of such holding over to be twice the minimum monthly installment of rent last paid by Tenant during the term of this Lease.

                        SECTION XXI.  OPTION TO PURCHASE

     Tenant shall have the option to purchase the demised premises from Landlord at any time after the fifth (5th) anniversary of this Lease. Tenant shall provide Landlord six (6) months written notice of the exercise of the option to purchase by Tenant and the notice shall be accompanied by Ten Thousand Dollars ($10,000.00) as a partial payment of the purchase price. The balance of the purchase price shall be paid by Tenant to Landlord at the time of the transfer of title to the premises. Landlord shall transfer title to the demised premises to Tenant by General Warranty Deed, free and clear of all liens and encumbrances, except for easements, restrictions, and reservations of record and running with the land and to taxes for the then current year. The purchase price shall be the fair market value of the property as determined by appraisal plus any tax liability incurred by Landlord because of such exercise of the option to purchase. Provided, however, if the option to purchase shall be exercised after the tenth (10th) anniversary of this Lease, the purchase price shall be only the fair market value of the property as determined by appraisal. In this regard, each of the parties shall select an appraiser who is a member of the American Institute of Appraisers and experienced in valuing property similar to the demised premises within thirty
(30) days after receipt by Landlord of said written notice by Tenant. If either party fails to name an appraiser within the specified time, the other party may select the second appraiser. The two appraisers selected shall proceed promptly to determine the fair market value of the demised premises. The determination of such fair market value by the two appraisers, selected as hereinabove provided, shall be final and binding upon the parties hereto; and if the two appraisers so selected are unable to agree upon such fair market value, said two appraisers shall select a third appraiser (who shall also be a member of the American Institute of Appraisers and experienced in valuing property similar to the demised premises), whose determination as to such fair market value shall be averaged with the appraisals of the other two appraisers, and the average of the three appraisals shall be conclusive evidence as to such fair market value and shall be final and binding upon both parties. The appraisers shall deliver a written report of their appraisal to both parties. Each party shall pay the fees and expenses of the appraiser selected by or on behalf of such party, and, if a third appraiser is selected, the fees and expenses of the third appraiser shall be borne equally by the parties.

                          SECTION XXII.  MISCELLANEOUS

     22.01. Paragraph Headings. The paragraph titles herein are for convenience only and do not define, limit or construe the contents of such paragraphs.

     22.02. Binding Effect. The covenants, agreements and obligations herein contained shall extend to, bind and inure to the benefit not only of the parties hereto but their successors and assigns.

     22.03. Gender and Interpretation of Terms and Provisions. As used in this Lease and whenever required by the context thereof, each number, both singular or plural, shall include all numbers, and each gender shall include all genders. Tenant and Landlord as used in this Lease or in any other instrument referred to in, or made a part of this, shall likewise include both the singular and the plural, a corporation, partnership, individual or person acting in any fiduciary capacity as executor, administrator, trustee or in any other representative capacity. All covenants herein contained on the part of Tenant shall be joint and several.

     22.04. Condition of Premises. Tenant agrees that its acceptance of the demised premises evidenced by Tenant's entry and the possession thereof shall constitute unqualified proof that the demised premises are, as of the date of commencement of Tenant's occupancy thereof, in a tenantable and good condition.

     22.05. Law Governing. The laws of the State of New Mexico shall govern the validity, performance and enforcement of this Lease. Jurisdiction for any legal action shall be in Dona Ana County, New Mexico.

     22.06. Estoppel Letters. During the term of this Lease, Tenant agrees upon request in writing from Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which minimum rent, percentage rent and other charges have been paid. It is understood and agreed that any such statement may be relied upon by any prospective purchaser of the fee or any leasehold or the mortgagee, beneficiary or grantee of any security interest, or any assignee of any thereof, under any mortgage or deed of trust now or hereafter made covering the fee or any leasehold interest in the demised premises or the real property covered by this Lease.

     22.07. Attorney's Fees. If it shall become necessary for either of the parties hereto to employ an attorney to enforce or defend any rights or remedies hereunder, and should such party prevail, such party shall be entitled to reasonable attorney's fees, court costs and other expenses incurred in such connection.

     22.08. Waiver. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval of either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

     22.09. Severability. Every provision of this Lease is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Lease.

     22.10. Force Majeure. Excepting only those provisions of this Lease dealing with the right to terminate the Lease upon inability to deliver the premises to Tenant and those specifically contemplating acts of God, governmental, etc. (e.g., casualty, condemnation, etc.), neither Landlord nor Tenant shall be required to perform any term, condition or covenant in this Lease so long as such performance is delayed or prevented by force majeure.

     22.11. Entire Agreement; Amendment. This Lease shall constitute the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

     22.12. Adjustments in Rent. If the rent is subject to an adjustment as set out in Section III of this Lease, or if Tenant exercises any option(s) to extend this Lease, the minimum rent during such additional term(s) shall be one-twelfth (1/12th) of an amount determined by multiplying the annual minimum rent set forth in Section 2.02 of this Lease by the Cost of Living Index Number in effect at the beginning of the applicable term and then dividing said figure by the Index Number in effect on the Commencement Date of the Lease. For example, assume that the Lease commences on the first day of June, 1975; that the annual rent payable under Section 2.02 of this Lease is $24,000.00; that the Cost of Living Index on the first day of June, 1975 is 135.0; and that the Cost of Living Index on the first day of the first month of said renewal or adjustment term is 155.0, then the annual adjusted rent during such renewal or adjustment term of this Lease commencing on the first day of the first month of such renewal or adjustment term would be $24,000.00 x 155.0 divided by 135.0 which equals $27,555.56. Therefore, the minimum rent due monthly would be 1/12th of that figure, which would be $2,296.30.

     The Cost of Living Index Numbers to be used shall be the ones in effect at the applicable date defined at the "U. S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index For All Items for Urban Wage Earners and Clerical Workers" unadjusted for seasonal variations. The index base shall be "1967 = 100" or such later base as may be adopted by the Bureau of Labor Statistics so long as the base used for the respective dates is the same or made so by proper adjustment. These index numbers are presently published in Federal Reserve Bulletin Table A68, Column 1, "All Items".

     It is the intention of the parties that the minimum rent shall be adjusted upward at the stated interval in the event of an increase in such Consumer Price Index or an equivalent increase figure in the event of a reevaluation or revision of said Index. If the Department of Labor ceases publication of said Consumer Price Index, then another index generally accepted as authoritative shall be established by agreement. Should the parties fail to agree, then upon request of either party the then presiding Judge of the Judicial District Court of Dona Ana County, New Mexico, shall select another comparable index to be used and the substituted index so selected shall be binding on all the parties.

     In no event, however, shall the monthly rent set forth in Section 2.02 of the Lease be decreased below the sum therein specified, regardless of whether the index number at the commencement of the renewal or adjustment term be less than the index number on the effective date of the Lease.

     22.13. Memorandum of Lease. The parties hereto agree to execute a Memorandum of Lease to be duly executed and filed of record in the form and content mutually satisfactory to the parties.

              Section XXIII.  FIRST RIGHT OF REFUSAL AND OPTION ON

                              CONTIGUOUS PROPERTY

     23.01. Description. Landlord has acquired on behalf of itself and the Tenant a first right of refusal and an option to purchase approximately 2.2 acres of land contiguous to the demised premises (the "Parcel") as shown on Exhibit C according to the terms and conditions set forth hereinafter. From the northeasterly corner of the demised premises, the dimensions of the Parcel run easterly 75 feet, southerly 688 feet, westerly 517.98 feet, northerly 100 feet, easterly 442.98 feet and northerly 588 feet to the point of beginning, a total of approximately 95,898 square feet.

     23.02. First Right of Refusal. From the date hereof and through the initial term of this Lease, Tenant, through the Landlord, shall have the right to purchase the Parcel upon the same terms and conditions of any bona fide offer received by the owner of the Parcel, such right to be exercised by Tenant within thirty days' receipt from the owner of notice of the offer. This right shall run with this Lease.

     23.03. Option to Purchase. For a period of six years from the date hereof, the Tenant, through the Landlord, shall have the option to purchase the Parcel at a purchase price of one dollar per square foot. Tenant shall pay to Landlord $0.07 per square foot (approximately $6,710.00) annually in arrears for this option until the option is exercised, released or expires, whichever occurs earlier. This option shall run with this Lease.

     IN WITNESS WHEREOF, the undersigned Tenant and Landlord have executed this Agreement as of the day and year first above written.

                                       THE GUEVARA CORPORATION

                                       By:  /s/ Andrew R. Guevara
                                            -----------------------------------
                                                Andrew R. Guevara, President

                                                        "LANDLORD"


                                       GRIFFITH MICRO SCIENCE, INC.

                                       By:  /s/ William C. Dow
                                            -----------------------------------
                                                William C. Dow, President

                                                        "TENANT"

                                  EXHIBIT "A"

The parcel of land herein described is a portion of Section 24, Township 28 South, Range 2 East, New Mexico Principal Meridian, Dona Ana County, New Mexico and is more particularly described by metes and bounds as follows:

Commencing at found brass cap lying at the quarter corner common to Sections 13 and 24, Township 28 South, Range 2 East, New Mexico Principal Meridian; Thence, South 44 degrees 18' 45" East, a distance of 1768.76 feet to a point lying on the southerly right-of-way line of Airport Road, said point being the TRUE POINT OF BEGINNING of this description;

THENCE, 388.00 feet along said right-of-way line and along the arc of a curve to the left, having a radius of 2886.76 feet, a central angle of 07 degrees 42' 03" and a chord which bears South 63 degrees 13' 17" East, a distance of 387.71 feet;

THENCE, South 32 degrees 06' 18" West, a distance of 588.00 feet;

THENCE, North 57 degrees 53' 42" West, a distance of 442.98 feet to a point lying on the easterly right-of-way line of Foamex Drive;

THENCE, 402.90 feet along said right-of-way line and along the arc of a curve to the left, having a radius of 2485.17 feet, a central angle of 09 degrees 17' 20" and a chord which bears North 36 degrees 44' 58" East, a distance of 402.46 feet;

THENCE, North 32 degrees 06' 18" East, continuing along said right-of-way line, a distance of 125.88 feet;

THENCE, 38.63 feet along the arc of a curve to the right, having a radius of
25.00 feet, a central angle of 88 degrees 31' 27" and a chord which bears North 76 degrees 22' 01" East, a distance of 34.90 feet to the TRUE POINT OF BEGINNING of this description.

                                 EXHIBIT "B"


                                 [Site Plan]

ADDENDUM TO LEASE

     This Addendum to Lease Agreement dated August 26, 1988, entered into by and between THE GUEVARA CORPORATION, as "Landlord", and GRIFFITH MICRO SCIENCE, INC., as "Tenant", for the lease of that certain property located in the County of Dona Ana, State of New Mexico, and described as follows:

      A portion of Section 24, Township 28 South, Range 2 East, New Mexico Principal Meridian, Dona Ana County, New Mexico, containing
      5.4181 acres, more or less, all as more particularly described by metes and bounds description attached hereto as Exhibit "A", and made a part hereof for all purposes.

     For value, the parties hereby desire to amend said Lease Agreement as follows:

     1. That Section 23.01 of said Lease Agreement is hereby amended as follows:

      That the land on which Landlord has acquired on behalf of itself and the Tenant a first right of refusal and an option to purchase is that certain parcel of land described in Exhibit "B" attached hereto and made a part hereof for all purposes.

     2. That Section 23.03 of said Lease Agreement is hereby amended to delete the words "(approximately $6,710.00)" from said paragraph, and the following substituted therefor: "($6,808.50)".

     3. All other terms and conditions of said Lease Agreement, unless amended hereby, shall remain in full force and effect.

DATED the 22nd day of September,
1988.
                                        THE GUEVARA CORPORATION


                                        By:  /s/ Andrew R. Guevara
                                             -----------------------------------
                                                 Andrew R. Guevara, President

                                                                      "LANDLORD"

                                        GRIFFITH MICRO SCIENCE, INC.


                                        By:  /s/ Will Dow
                                             -----------------------------------
                                                                    , President
                                                 ------------------

                                                                      "TENANT"

                                  EXHIBIT "A"

The parcel of land herein described is a portion of Section 24, Township 28 South, Range 2 East, New Mexico Principal Meridian, Dona Ana County, New Mexico and is more particularly described by metes and bounds as follows:

Commencing at found brass cap lying at the quarter corner common to Sections 13 and 24, Township 28 South, Range 2 East, New Mexico Principal Meridian; Thence, South 44 degrees 18' 45" East, a distance of 1768.76 feet to a point lying on the southerly right-of-way line of Airport Road, said point being the TRUE POINT OF BEGINNING of this description;

THENCE, 388.00 feet along said right-of-way line and along the arc of a curve to the left, having a radius of 2886.76 feet, a central angle of 07 degrees 42' 03" and a chord which bears South 63 degrees 13' 17" East, a distance of 387.71 feet;

THENCE, South 32 degrees 06' 18" West, a distance of 588.00 feet;

THENCE, North 57 degrees 53' 42" West, a distance of 442.98 feet to a point lying on the easterly right-of-way line of Foamex Drive;

THENCE, 402.90 feet along said right-of-way line and along the arc of a curve to the left, having a radius of 2485.17 feet, a central angle of 09 degrees 17' 20" and a chord which bears North 36 degrees 44' 58" East, a distance of 402.46 feet;

THENCE, North 32 degrees 06' 18" East, continuing along said right-of-way line, a distance of 125.88 feet;

THENCE, 38.63 feet along the arc of a curve to the right, having a radius of
25.00 feet, a central angle of 88 degrees 31' 27" and a chord which bears North 76 degrees 22' 01" East, a distance of 34.90 feet to the TRUE POINT OF BEGINNING of this description.

                                 EXHIBIT "B"


                             2.23288-Acre Parcel

                                   Within

                                 Section 24

                       Township 28 South, Range 2 East

                        New Mexico Principal Meridian

                         Dona Ana County, New Mexico

     A certain parcel of land comprising a portion of Section 24, Township 28 South, Range 2 East, New Mexico Principal Meridian, Dona Ana County, New Mexico, which is more particularly described by metes and bounds as follows:

     Beginning at the most northerly corner of the parcel herein described at a point on curve on the south right-of-way line of Airport Road whence a found brass cap at the quarter corner common to Section 13 and 24, Township 28 South, Range 2 East, New Mexico Principal Meridian bears N 47 degrees 40' 46" W, a distance of 2, 139.23 feet; thence,

Continuing along the south right-of-way line of Airport Road, easterly, a distance of 76.14 feet along the arc of a curve bearing to the left, having a radius of 2,886.76 feet, a central angle of 01 degrees 30' 41" and a long chord which bears S 67 degrees 49' 39" E, a distance of 76.14 feet to a point; thence,

     Leaving the south right-of-way line of Airport Road S 32 degrees 06' 18" W, a distance of 701.13 feet to a point; thence,

     N 57 degrees 53' 42" W, a distance of 536.31 feet to a point on the east right-of-way line of Foamex Drive; thence,

     Along the east right-of-way line of Foamex Drive, N 43 degrees 09' 02" E, a distance of 25.48 feet to a point of curvature; thence,

     Northerly, a distance of 76.19 feet along the arc of a curve bearing to the left, having a radius of 2,485.17 feet, a central angle of 01 degrees 45' 24" and a long chord which bears N 42 degrees 16' 20" E, a distance of 76.19 feet to a point on curve; thence,

     Leaving the east right-of-way of Foamex Drive, S 57 degrees 53' 42" E, a distance of 442.98 feet to a point; thence,

     N 32 degrees 06' 18" E, a distance of 588.00 feet to the point of beginning of the parcel herein described

     Said parcel contains 2.23288 acres (97,264 square feet), more or less.

                             MEMORANDUM OF LEASE



THE STATE OF NEW MEXICO  )
                         )    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DONA ANA       )




                              W I T N E S S E T H:

     On the 26th day of August, 1988, the undersigned, THE GUEVARA CORPORATION, as Landlord, and GRIFFITH MICRO SCIENCE, INC., as Tenant, did enter into a Lease Agreement for a term of ten (10) years to be effective on the day that the Tenant initiates operation of the facility, but in no event later than April 1, 1989, and expiring on the 31st day of March, 1999, with options to renew, for the following described real property.

            A portion of Section 24, Township 28 South, Range 2 East, New Mexico Principal Meridian, Dona Ana County, New Mexico, containing 5.4181 acres, more or less, all as more particularly described by metes and bounds description attached hereto as Exhibit "A", and made a part hereof for all purposes.

      WITNESS OUR HANDS this 22nd day of September, 1988.

                                        THE GUEVARA CORPORATION


                                        By:  /s/ Andrew R. Guevara
                                             -----------------------------------
                                                 Andrew R. Guevara, President

                                                                      "Landlord"


                                        GRIFFITH MICRO SCIENCE, INC.


                                        By:  /s/ William C. Dow
                                             -----------------------------------


                                                                      "Tenant"

THE STATE OF TEXAS  )
                    )
COUNTY OF EL PASO   )


     BEFORE ME, the undersigned authority, on this day personally appeared ANDREW R. GUEVARA, President of THE GUEVARA CORPORATION, a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.



     GIVEN UNDER MY HAND AND SEAL OF OFFICE, on this 22nd day of September,
1988.

                                         /s/ Diana M. Davis
                                         --------------------------------------
 My commission expires:                  NOTARY PUBLIC, State of Texas
  8-31-92                                Notary's name printed:
 ----------------------
                                         --------------------------------------



                                         [NOTARY SEAL]

THE STATE OF ILLINOIS  )
                       )
COUNTY OF COOK         )


     BEFORE ME, the undersigned authority, on this day personally appeared WILLIAM C. DOW, PRESIDENT, of GRIFFITH MICRO SCIENCE, INC., a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, on this 28 day of Sept., 1988.


                                         /s/ Mary L. Knutson
                                         --------------------------------------
 My commission expires:                  NOTARY PUBLIC in and for said County
  8-11-90                                and State
 ----------------------                  Notary's name printed:

                                         /w/ MARY L. KNUTSON
                                         --------------------------------------
                                         [NOTARY SEAL]

                                  EXHIBIT "A"

The parcel of land herein described is a portion of Section 24, Township 28 South, Range 2 East, New Mexico Principal Meridian, Dona Ana County, New Mexico and is more particularly described by metes and bounds as follows:

Commencing at found brass cap lying at the quarter corner common to Sections 13 and 24, Township 28 South, Range 2 East, New Mexico Principal Meridian; Thence, South 44 degrees 18' 45" East, a distance of 1768.76 feet to a point lying on the southerly right-of-way line of Airport Road, said point being the TRUE POINT OF BEGINNING of this description;

THENCE, 388.00 feet along said right-of-way line and along the arc of a curve to the left, having a radius of 2886.76 feet, a central angle of 07 degrees 42' 03" and a chord which bears South 63 degrees 13' 17" East, a distance of 387.71 feet;

THENCE, South 32 degrees 06' 18" West, a distance of 588.00 feet;

THENCE, North 57 degrees 53' 42" West, a distance of 442.98 feet to a point lying on the easterly right-of-way line of Foamex Drive;

THENCE, 402.90 feet along said right-of-way line and along the arc of a curve to the left, having a radius of 2485.17 feet, a central angle of 09 degrees 17' 20" and a chord which bears North 36 degrees 44' 58" East, a distance of 402.46 feet;

THENCE, North 32 degrees 06' 18" East, continuing along said right-of-way line, a distance of 125.88 feet;

THENCE, 38.63 feet along the arc of a curve to the right, having a radius of
25.00 feet, a central angle of 88 degrees 31' 27" and a chord which bears North 76 degrees 22' 01" East, a distance of 34.90 feet to the TRUE POINT OF BEGINNING of this description.